Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 2, 2020 (except as to Note 21, as to which the date is November 18, 2020), in the Registration Statement (Amendment No. 4 to Form S-1 No. 333-249648) and related Prospectus of Sotera Health Company (formerly known as Sotera Health Topco, Inc.) for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Akron, Ohio

November 18, 2020